Exhibit 99.2

FOR IMMEDIATE RELEASE

WBD Investor Contact:

Investor.Relations@wbd.com

212-548-5882

WBD Media Contacts:

Megan Klein

Megan.Klein@wbd.com

310-210-5018

Joe Libonati

Joe.Libonati@wbd.com

917-287-6763

Paramount Investor Contacts:

Kevin Creighton

Kevin.Creighton@paramount.com

Logan Thomas

Logan.Thomas@paramount.com

Paramount Media Contacts:

Melissa Zukerman

msz@paramount.com

Laura Watson

Laura.Watson@paramount.com

Paramount Skydance and Warner Bros. Discovery Announce

Anticipated Closing Date of Paramount Merger

(New York, NY) – September 30, 2026 – Paramount Skydance Corporation (NASDAQ: PSKY) (“PSKY”) and Warner Bros. Discovery, Inc. (NASDAQ: WBD) (“WBD” or “Warner Bros. Discovery”) today announced that the merger (the “Merger”) contemplated by the Agreement and Plan of Merger, dated as of February 27, 2026 (the “Merger Agreement”), by and among WBD, PSKY and Prince Sub Inc., is expected to close on October 6, 2026 (the “Anticipated Closing Date”), subject to customary closing conditions.

As previously disclosed, at the effective time of the Merger (the “Effective Time”), each share of WBD common stock issued and outstanding immediately prior to the Effective Time (other than shares of WBD common stock to be canceled for no consideration in accordance with the Merger Agreement or as to which appraisal rights have been properly exercised) will be converted into the right to receive, without interest, an amount in cash equal to (x) $31.00 plus (y) (i) $0.00277778 multiplied by (ii) the number of calendar days elapsed after September 30, 2026 to and including the date on which the closing of the Merger occurs (the “Closing Date”). Accordingly, if the Closing Date occurs on the Anticipated Closing Date, at the Effective Time, each such share of WBD common stock will be converted into the right to receive, without interest, an amount in cash equal to $31.01666668.

About Warner Bros. Discovery

Warner Bros. Discovery is a leading global media and entertainment company that creates and distributes the world's most differentiated and complete portfolio of branded content across television, film, streaming and gaming. Warner Bros. Discovery inspires, informs and entertains audiences worldwide through its iconic brands and products including: Discovery Channel, HBO Max, discovery+, CNN, DC, TNT Sports, Eurosport, HBO, HGTV, Food Network, OWN, Investigation Discovery, TLC, Magnolia Network, TNT, TBS, truTV, Travel Channel, Animal Planet, Science Channel, Warner Bros. Motion Picture Group, Warner Bros. Television Group, Warner Bros. Pictures Animation, Warner Bros. Games, New Line Cinema, Cartoon Network, Adult Swim, Turner Classic Movies, Discovery en Español, Hogar de HGTV and others.

About Paramount, a Skydance Corporation

Paramount, a Skydance Corporation (Nasdaq: PSKY) is a leading, next-generation global media and entertainment company, comprised of three business segments: Studios, Direct-to-Consumer, and TV Media. The Company's portfolio unites legendary brands, including Paramount Pictures, Paramount Television, CBS, CBS News, CBS Sports, Nickelodeon, MTV, BET, Comedy Central, SHOWTIME®, Paramount+, Pluto TV, Skydance Animation, Film, Television, and Interactive/Games, and the newly established Paramount Sports Entertainment. For more information, please visit www.paramount.com.

Cautionary Statement Concerning Forward-Looking Statements

Information set forth in this communication constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements regarding WBD’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. These forward-looking statements are based on current expectations, forecasts, and assumptions that involve risks and uncertainties and on information available to Warner Bros. Discovery as of the date hereof.

Forward-looking statements include, without limitation, statements about the benefits of the Merger, future financial and operating results, the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of WBD’s management and are subject to significant risks and uncertainties outside of our control. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: (1) the completion of the Merger may not occur on the anticipated terms and timing or at all; (2) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger; (3) risks that any of the closing conditions to the Merger may not be satisfied in a timely manner; (4) risks related to litigation brought in connection with the Merger; (5) risks related to disruption of management time from ongoing business operations due to the Merger; (6) effects of the announcement, pendency or completion of the Merger on the ability of WBD to retain customers and retain and hire key personnel and maintain relationships with suppliers, distributors, advertisers, content providers, vendors and other business partners, and on its operating results and business generally; (7) negative effects of the announcement or the consummation of the Merger on the market price of WBD common stock; (8) risks related to the potential impact of general economic, political and market factors on the companies or the Merger; (9) inherent uncertainties involved in the estimates and assumptions used in the preparation of financial projections; (10) the ability to obtain or consummate financing or refinancing related to the Merger; and (11) the response of WBD or PSKY management to any of the aforementioned factors. WBD’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risks related to the Merger. Discussions of additional risks and uncertainties are contained in WBD’s filings with the Securities and Exchange Commission, including but not limited to WBD’s most recent Annual Report on Form 10-K, reports on Form 10-Q and Form 8-K and the definitive proxy statement filed by WBD in connection with the Merger. WBD is not under any obligation, and expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise, except to the extent required by applicable law. Persons reading this communication are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.

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Source: Warner Bros. Discovery, Inc.